EXHIBIT 22.1
Subsidiary Guarantors and Issuers of Guaranteed Securities
Guaranteed Securities

The following securities (collectively, the “T-Mobile USA Senior Notes”) issued by T-Mobile USA, Inc., a Delaware corporation and wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), were outstanding as of June 30, 2024, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
3.500% senior notes due 2025
1.500% senior notes due 2026
2.250% senior notes due 2026
2.625% senior notes due 2026
3.750% senior notes due 2027
5.375% senior notes due 2027
4.750% senior notes due 2028
4.750% senior notes due 2028-1 held by affiliate
2.050% senior notes due 2028
4.950% senior notes due 2028
4.800% senior notes due 2028
4.850% senior notes due 2029
2.625% senior notes due 2029
2.400% senior notes due 2029
3.375% senior notes due 2029
3.550% senior notes due 2029
3.875% senior notes due 2030
2.550% senior notes due 2031
2.875% senior notes due 2031
3.500% senior notes due 2031
2.250% senior notes due 2031
2.700% senior notes due 2032
3.700% senior notes due 2032
5.200% senior notes due 2033
5.050% senior notes due 2033
5.750% senior notes due 2034
5.150% senior notes due 2034
3.850% senior notes due 2036
4.375% senior notes due 2040
3.000% senior notes due 2041
4.500% senior notes due 2050
3.300% senior notes due 2051
3.400% senior notes due 2052

5.650% senior notes due 2053
5.750% senior notes due 2054
6.000% senior notes due 2054
5.500% senior notes due 2055
3.600% senior notes due 2060
5.800% senior notes due 2062

The following securities (collectively, the “Sprint Senior Notes”) issued by Sprint LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, were outstanding as of June 30, 2024, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
7.625% senior notes due 2025
7.625% senior notes due 2026

The following securities (collectively, the “Sprint Capital Corporation Senior Notes”) issued by Sprint Capital Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, were outstanding as of June 30, 2024, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
6.875% senior notes due 2028
8.750% senior notes due 2032

Obligors

As of June 30, 2024, the obligors under the T-Mobile USA Senior Notes consisted of the Company, as a guarantor, and its subsidiaries listed in the following table.

Name of Subsidiary	Jurisdiction of Organization	Obligor Type
American Telecasting of Seattle, LLC	Delaware	Guarantor
APC Realty and Equipment Company, LLC	Delaware	Guarantor
Assurance Wireless of South Carolina, LLC	Delaware	Guarantor
Assurance Wireless USA, L.P.	Delaware	Guarantor
ATI Sub, LLC	Delaware	Guarantor
Clearwire Communications LLC	Delaware	Guarantor
Clearwire Legacy LLC	Delaware	Guarantor
Clearwire Spectrum Holdings II LLC	Nevada	Guarantor
Clearwire Spectrum Holdings III LLC	Nevada	Guarantor
Clearwire Spectrum Holdings LLC	Nevada	Guarantor
Fixed Wireless Holdings, LLC	Delaware	Guarantor
IBSV LLC	Delaware	Guarantor
MetroPCS California, LLC	Delaware	Guarantor
MetroPCS Florida, LLC	Delaware	Guarantor
MetroPCS Georgia, LLC	Delaware	Guarantor
MetroPCS Massachusetts, LLC	Delaware	Guarantor
MetroPCS Michigan, LLC	Delaware	Guarantor
MetroPCS Nevada, LLC	Delaware	Guarantor
MetroPCS New York, LLC	Delaware	Guarantor
MetroPCS Pennsylvania, LLC	Delaware	Guarantor
MetroPCS Texas, LLC	Delaware	Guarantor
Mint Mobile, LLC	Delaware	Guarantor
Mint Mobile Incentive Company, LLC	Delaware	Guarantor
Mobile Match, LLC	Delaware	Guarantor
Nextel South Corp.	Georgia	Guarantor
Nextel Systems, LLC	Delaware	Guarantor
Nextel West Corp.	Delaware	Guarantor
NSAC, LLC	Delaware	Guarantor
Primo Connect, Inc.	Delaware	Guarantor
PRWireless PR, LLC	Delaware	Guarantor
PushSpring, LLC	Delaware	Guarantor
Sprint Capital Corporation	Delaware	Guarantor
Sprint Communications LLC	Delaware	Guarantor
Sprint LLC	Delaware	Guarantor
Sprint Solutions LLC	Delaware	Guarantor
Sprint Spectrum LLC	Delaware	Guarantor
Sprint Spectrum Realty Company, LLC	Delaware	Guarantor

SprintCom LLC	Kansas	Guarantor
T-Mobile Central LLC	Delaware	Guarantor
T-Mobile Financial LLC	Delaware	Guarantor
T-Mobile Innovations LLC	Delaware	Guarantor
T-Mobile Leasing LLC	Delaware	Guarantor
T-Mobile License LLC	Delaware	Guarantor
T-Mobile Northeast LLC	Delaware	Guarantor
T-Mobile Puerto Rico Holdings LLC	Delaware	Guarantor
T-Mobile Puerto Rico LLC	Delaware	Guarantor
T-Mobile Resources LLC	Delaware	Guarantor
T-Mobile South LLC	Delaware	Guarantor
T-Mobile USA, Inc.	Delaware	Issuer
T-Mobile West LLC	Delaware	Guarantor
TDI Acquisition Sub, LLC	Delaware	Guarantor
TMUS International LLC	Delaware	Guarantor
TVN Ventures LLC	Delaware	Guarantor
UVNV, Inc.	Delaware	Guarantor
VMU GP, LLC	Delaware	Guarantor
WBSY Licensing, LLC	Delaware	Guarantor

As of June 30, 2024, the obligors under the Sprint Senior Notes consisted of the Company, as a guarantor; Sprint LLC (a Delaware limited liability company), as issuer and T-Mobile USA, Inc. (a Delaware corporation) and Sprint Communications LLC (a Delaware limited liability company) as guarantors.

As of June 30, 2024, the obligors under the Sprint Capital Corporation Senior Notes consisted of the Company, as a guarantor; Sprint Capital Corporation (a Delaware corporation), as issuer and T-Mobile USA, Inc. (a Delaware corporation), Sprint LLC (a Delaware limited liability company) and Sprint Communications LLC (a Delaware limited liability company) as guarantors.